                                                                     EXHIBIT 2.1
                              AGREEMENT OF MERGER
                              AND PLAN OF MERGER
                                    BETWEEN
                            BATTERY EXPRESS, INC.,
                           a California corporation,
                                      AND
                               IGO CORPORATION,
                            a Delaware corporation


     AGREEMENT OF MERGER AND PLAN OF MERGER (the "Merger Agreement") dated this 27th day of August, 1999, between IGO CORPORATION, a Delaware corporation ("IGO"), and BATTERY EXPRESS, INC., a California corporation ("Battery Express"), IGO and Battery Express being sometimes referred to herein, as the "Constituent Corporations".

                                    RECITALS
                                    --------

     A    The Board of Directors of each Constituent Corporation deems it advisable and for the general welfare of its Constituent Corporation and its shareholders that the Constituent Corporations merge into a single corporation pursuant to this Agreement and the applicable laws of the State of Delaware and the State of California.

     B. The Constituent Corporations desire to adopt this Agreement as a Plan of Reorganization and to consummate the merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     C. Battery Express is a corporation organized, existing under, and governed by the laws of the State of California having its principal executive offices at 2301 Robb Drive, Reno, Nevada, 89523.

     D. IGO is a corporation organized, existing under, and governed by the laws of the State of Delaware having its principal executive offices at 2301 Robb Drive, Reno, Nevada, 89523.

     E. The authorized capital stock of Battery Express consists of 8,706,250 shares of Common Stock, no par value, and 1,293,750 shares of Preferred Stock, without par value, of which 611,250 shares are designated as Series A Preferred Stock, 500,000 shares are designated as Series B Preferred Stock and 182,500 shares are designated as Series C Preferred Stock.

     F. There are 1,113,691 shares of Battery Express Common Stock issued and outstanding, 611,250 shares of Battery Express Series A Preferred Stock issued and outstanding, 500,000 shares of Battery Express Series B Preferred Stock issued and outstanding and 141,762 shares of Battery Express Series C Preferred Stock issued and outstanding.

     G. The authorized capital stock of IGO consists of 52,237,500 shares of Common Stock, par value $.001 per share and 7,762,500 shares of Preferred Stock, par value $.001 per share, of which 3,667,500 shares are designated as Series A Preferred Stock, 3,000,000 shares are designated as Series B Preferred Stock and 1,095,000 shares are designated as Series C Preferred Stock.

     H. There are 100 shares of IGO Common Stock issued and outstanding and no shares of IGO Preferred Stock issued and outstanding.

     NOW, THEREFORE, the Constituent Corporations agree that Battery Express shall be merged with and into IGO as the surviving corporation in accordance with the applicable laws of the State of Delaware and the State of California, and that the terms and conditions of the merger and the mode of carrying it into effect shall be as follows:

     1.   Merger.  Battery Express shall be merged into IGO and the separate
          ------
existence of Battery Express shall cease at the Effective Time of the merger, as defined in Section 2 below, except insofar as it may be continued by law or in order to carry out the purposes of this Merger Agreement. IGO shall be the surviving corporation (the "Surviving Corporation").

     2.   Filings, Effective Time.  Promptly following execution hereof, this
          -----------------------
Agreement of Merger and Plan of Merger, along with its associated Officer's Certificates, shall be filed with the Secretary of State of California in accordance with Chapter 11 of the California General Corporation Law and a Certificate of Merger shall be filed with the Secretary of State of Delaware in accordance with Section 252 of the Delaware General Corporation Law. The merger shall become effective as soon after such filings have been made as is legally permissible, which date and time is herein referred to as the "Effective Time".

     3.   Name of Surviving Corporation; Articles of Incorporation; Bylaws;
          -----------------------------------------------------------------
Management.
----------

          3.1  Name of Surviving Corporation.  The name of the Surviving
               -----------------------------
Corporation from and after the Effective Time shall be IGO CORPORATION, a Delaware corporation.

          3.2  Certificate of Incorporation.  The Certificate of Incorporation
               ----------------------------
of IGO, as in effect immediately before the Effective Time, shall from and after the Effective Time be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law.

          3.3  Bylaws.  The Bylaws of IGO, as in effect immediately before the
               ------
Effective Time, shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended as provided for therein.

          3.4  Management.  The officers and directors of Battery Express
               ----------
immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until their resignation, removal or until their successors are duly elected and qualified.

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     4.   Rights and Liabilities of Surviving Corporation.  At and after the
          -----------------------------------------------
Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations. All and singular, rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, whether real, personal or mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all causes of action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation.

          All property rights, privileges, powers and franchises, and all other interests shall be thereafter vested as the property of the Surviving Corporation, and the title to any real or personal property, whether by deed or otherwise, vested in either of the Constituent Corporations, shall not revert or be in any way impaired by reason hereof provided:

               (a) That all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it;

               (b) That the directors of either or both of the Constituent Corporations may, in their discretion, abandon such merger, subject to the right of the parties under any contracts relating thereto, without further action or approval by the stockholders of their respective corporations, at any time before the merger becomes effective as provided by the laws of the State of Delaware; and

               (c) That any proceeding pending against either of the Constituent Corporations may be continued as if the merger had not taken place or IGO may be substituted in the proceeding for Battery Express.

     5.   Powers of Directors and Officers of Constituent Corporations to
          ---------------------------------------------------------------
Execute Necessary Instruments of Title After Merger.  If at any time the
---------------------------------------------------
Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest or to perfect or confirm of record or otherwise in the Surviving Corporation the title to any property of either Constituent Corporation, the officers or any of them and directors of each Constituent Corporation, may execute and deliver any and all such deeds, assignments, confirmations and assurances and do all things necessary or proper so as to best prove, confirm and ratify title to such property in the Surviving Corporation or to otherwise carry out the purposes of the merger and the terms of the Merger Agreement. The Surviving Corporation shall have the same power and authority to act with respect to any debts, liabilities and duties of the Constituent Corporations as the Constituent Corporations would have had, had they continued in existence.

     6.   Conversion of Securities.  By virtue of the merger and without any
          ------------------------
action on the part of any holder of any securities of Battery Express, the securities of Battery Express shall be automatically converted, at the effective time, into securities of IGO in accordance with the following provisions:

          6.1  Conversion of Battery Express Capital Stock.  At the Effective
               -------------------------------------------
Time, each issued and outstanding share of Battery Express Common Stock shall be converted into six shares of validly issued, fully paid and non-assessable Common Stock, $.001 par value per share, of IGO. At the Effective Time, each issued and outstanding share of Battery Express Series A, Series B and Series C Preferred Stock shall be converted into six shares of validly issued, fully paid and non-assessable Series A, Series B or Series C Preferred Stock (as applicable), $.001 par value per share, of IGO.

          6.2  Adoption of Option Plan and Assumption of Options; Other Plans.
               --------------------------------------------------------------
At the Effective Time, IGO shall assume and adopt the Battery Express Amended and Restated 1996 Stock Option Plan; (the "Option Plan") and all policies and practices of Battery Express in connection therewith, and all options outstanding under the Option Plan at the Effective Time will, by virtue of the merger and without any further action on the part of Battery Express or the holder of any such option, be assumed by IGO and each such option assumed by IGO will be exercisable upon the same terms and conditions as under the existing agreements covering such option, provided that the shares exercisable thereunder shall be multiplied by a factor of six and the exercise price per share shall be reduced by a factor of six. Similarly, the number of shares of Common Stock reserved for issuance under the Option Plan will be increased by a factor of six in connection with the merger. From and after the Effective Time, all references to Battery Express in any agreements covering such options will be deemed to refer to IGO. The assumption of stock options under this Section 6.2 is intended to constitute an assumption of stock options in a transaction to which Section 424(a) of the Internal Revenue Code applies, and this Section 6.2 shall be interpreted and applied in a manner consistent with such intent. In addition, IGO shall assume and adopt all other employee benefit plans of Battery Express, as adjusted where appropriate by the exchange ratio utilized in the Merger.

          6.3  Conversion and Assumption of Warrants.  At the Effective Time,
               -------------------------------------
all outstanding warrants, options (other than options contemplated in Section
6.2 above) and other rights to purchase shares of capital stock of Battery Express shall be assumed by IGO and be converted into the right to acquire the number of shares of the corresponding class and series of IGO capital stock on the same terms existing immediately prior to the Effective Time, provided that the shares acquirable thereunder shall be multiplied by a factor of five and the exercise price per share shall be reduced by a factor of five.

          6.4  Cancellation of IGO Common Stock.  Each share of IGO Common Stock
               --------------------------------
which, immediately prior to the Effective Time, was issued and outstanding or held in treasury will be canceled or retired.

          6.5  Dissenters' Rights of Battery Express Shareholders.  Pursuant to
               --------------------------------------------------
Section 1300(a) of the California General Corporation Law, dissenters' rights are not available to the shareholders of Battery Express in this transaction as their approval is not required under subdivisions (a), (b), (e) or (f) of
Section 1201 of such Code (although their approval will be sought pursuant to Section 1201(d)).

          6.6  Fractional Shares.  Neither certificates nor scrip for fractional
               -----------------
interests in will be required to be issued as a result of the merger described herein.

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          6.7  Mechanics of Conversion.  At and after the Effective Time, each
               -----------------------
outstanding certificate or instrument previously representing a security of Battery Express shall be deemed to represent the corresponding security of IGO through no further action by the holder thereof. Any such holder may, however, request that the Surviving Corporation reissue such certificate or instrument in the name of the Surviving Corporation upon surrender to the Secretary of the Surviving Corporation at the Surviving Corporation's principal executive offices by such requesting holder of the original certificate or instrument formerly representing the Battery Express securities, or the presentation of evidence satisfactory to the Surviving Corporation that such certificate or instrument has been lost or stolen. In the event of lost or stolen certificates or instruments, the Surviving Corporation shall have the discretion to require the presenting holder to deliver an indemnity or bond to the Surviving Corporation with respect thereto.

     7.   Miscellaneous.
          -------------

          7.1 This Merger Agreement may be terminated and the proposed merger may be abandoned at any time before the Effective Time, and whether before or after approval of this Merger Agreement by the stockholders of any of the Constituent Corporations, if the Board of Directors of each of the Constituent Corporations duly adopt a resolution abandoning this Merger Agreement.

          7.2 For the convenience of the parties hereto any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

          7.3 This Merger Agreement shall be binding on, and shall inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

          7.4 This Merger Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Merger Agreement has been executed and acknowledged by Battery Express and IGO, all on the date first above written.


IGO CORPORATION,                        BATTERY EXPRESS, INC.,
a Delaware corporation                  a California corporation


By:  /s/ Ken Hawk                       By: /s/ Ken Hawk
     ----------------------------           ------------------------------------
     Ken Hawk, President                      Ken Hawk, President

By:  /s/ Mick Delargy                   By: /s/ Mick Delargy
     -----------------------------          ------------------------------------
     Mick Delargy, Secretary                Mick Delargy, Secretary

                             OFFICERS' CERTIFICATE
                                       OF
                             BATTERY EXPRESS, INC.
                           (Disappearing Corporation)


     Ken Hawk and Mick Delargy hereby certify that:

     1. They are the President and Secretary, respectively, of Battery Express, Inc., a California corporation (the "Company").

     2. The number of outstanding shares of the Company is 1,113,691 shares of Common Stock, 611,250 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock and 141,762 shares of Series C Preferred Stock.

     3. The Agreement of Merger and Plan of Merger in the form attached hereto was duly approved by the Company's Board of Directors and by the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock which equaled or exceeded the vote required.

     4. The percentage vote required is more than 50% of the outstanding Common Stock and at least 66-2/3% of the outstanding Preferred Stock (voting together as a class).

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge. Executed at Reno, Nevada on August 27, 1999.



                              /s/ Ken Hawk
                              -----------------------------------------------
                              Ken Hawk, President


                              /s/ Mick Delargy
                              ---------------------------------------------
                              Mick Delargy, Secretary

                             OFFICERS' CERTIFICATE
                                       OF
                                IGO CORPORATION
                            (Surviving Corporation)


     Ken Hawk and Mick Delargy hereby certify that:

     1. They are the President and Secretary of IGO CORPORATION, a Delaware corporation (the "Company").

     2. The number of outstanding shares of the Company is 100 shares of Common Stock.

     3. The principal terms of the Agreement of Merger and Plan of Merger in the form attached hereto was duly approved by the Company's Board of Directors and by the number of shares which equaled or exceeded the vote required.

     4. The percentage vote required is more than 50% of the outstanding Common Stock.

     The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge. Executed at Reno, Nevada on August 27, 1999.



                              /s/ Ken Hawk
                              -----------------------------------------------
                              Ken Hawk, President


                              /s/ Mick Delargy
                              ---------------------------------------------
                              Mick Delargy, Secretary

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